Exhibit 99.1

Letterhead of China BAK Battery, Inc.

Company Contact:                                     Investor Relations Contact:
Jim Groh                                             Matt Hayden/Brett Maas
(843) 342-7809                                       (843) 272-4653
jim@bakbattery.com                                   matt@haydenir.com


                 CHINA BAK BATTERY COMPLETES $43 MILLION PRIVATE
                              PLACEMENT FINANCING

SHENZHEN, China & DALLAS - September 19, 2005 - China BAK Battery, Inc. (OTC BB:
CBBT) today announced that it completed the private placement of 7.9 million shares of common stock, at a per-share price of $5.50, with certain accredited investors on September 16, 2005. Gross proceeds to the Company from the sale of the securities were $43 million.

The proceeds will be used for working capital, particularly to acquire equipment to facilitate automation of production of OEM cell phone cells, laptop cells, and lithium polymer cells. Roth Capital Partners LLC acted as the placement agent for the private placement.

The shares sold were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Regulation D promulgated under the Securities Act. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registrations requirements of the Securities Act and applicable state laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale of any security.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are
"forward-looking   statements."  These  forward-looking   statements  are  often
identified by the use of terms and phrases such as "expect," "estimate," "project," "plan," "believe," "achievable," "anticipate" and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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The Company's actual results could differ  materially from those  anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.